                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement


/ /  Definitive Proxy Statement



/X/  Definitive Additional Materials


/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            Jan Bell Marketing, Inc.
- --------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):


/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(j)(2).


/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            JAN BELL MARKETING, INC.

                                     [LOGO]

                          13801 NORTHWEST 14TH STREET
                             SUNRISE, FLORIDA 33323
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                AUGUST 12, 1994

                             ---------------------

TO THE SHAREHOLDERS:


     The Annual Meeting of Shareholders of Jan Bell Marketing, Inc., a Delaware corporation, will be held on Friday, August 12, 1994 at 10:00 a.m., local time at the Bonaventure Resort, 250 Racquet Club Road, Fort Lauderdale, Florida.



          (1) To elect seven directors to serve for terms as specified herein or until their successor(s) are elected;


          (2) To ratify the appointment of Deloitte & Touche as independent accountants of the Company for the fiscal year ending January 29, 1995; and

          (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.


     Only shareholders of record at the close of business on July 5, 1994 are entitled to notice of and to vote at the meeting.


     All shareholders are cordially invited to attend the meeting in person.

                                          Sincerely,

                                          /s/ Alan Lipton
                                          ------------------------------
                                          Isaac Arguetty and Alan Lipton

                                          Co-Chairmen of the Board


Sunrise, Florida

July 18, 1994

- --------------------------------------------------------------------------------

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE
UNITED STATES.
- --------------------------------------------------------------------------------

                            JAN BELL MARKETING, INC.
                             ---------------------
                                PROXY STATEMENT
                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL


     The enclosed Proxy is solicited by the Board of Directors of Jan Bell Marketing, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held Friday, August 12, 1994 at 10:00 a.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Bonaventure Resort, 250 Racquet Club Road, Fort Lauderdale, Florida.



     These proxy solicitation materials were mailed on or about July 20, 1994. Although the Annual Report is being mailed with the proxy materials, the Annual Report should not be deemed to be part of this Proxy Statement.


     The Company's corporate offices are located at 13801 Northwest 14th Street, Sunrise, Florida, and its phone number at such address is (305) 846-8000.

RECORD DATE AND SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     Shareholders of record at the close of business July 5, 1994 are entitled to notice of and to vote at the meeting. At the record date, 25,852,238 shares of the Company's voting common stock were issued and outstanding.



     A list of stockholders entitled to vote at the meeting will be available at the Company's corporate offices on August 12, 1994 and for ten days prior to the meeting between the hours of 9:00 a.m. and 5:00 p.m.



     As of June 24, 1994, the following table sets forth the beneficial ownership of voting common stock of the Company by each continuing director and director nominee, by all directors and executive officers as a group and by all persons known by the Company to be the beneficial owners of more than 5% of the voting common stock:


                                                                 SHARES OF COMMON STOCK
                                                                   BENEFICIALLY OWNED
                                                               --------------------------
                                                                             PERCENT OF
                                                               NUMBER OF       SHARES
                     NAME AND ADDRESS(1)(2)                     SHARES     OUTSTANDING(1)
    ---------------------------------------------------------  ---------   --------------
    Alan H. Lipton........................................... 1,497,339          5.8%
    Janice L. Lipton.........................................   400,000          1.5%
    Isaac Arguetty(3)........................................         0
    Joseph Pennacchio........................................     5,325
    Peter J. Hayes(4)........................................    30,000
    Chaim Edelstein..........................................     2,000
    Dean Groussman...........................................    30,000

                                                                 SHARES OF COMMON STOCK
                                                                   BENEFICIALLY OWNED
                                                               --------------------------
                                                                             PERCENT OF
                                                               NUMBER OF       SHARES
                     NAME AND ADDRESS(1)(2)                     SHARES     OUTSTANDING(1)
    ---------------------------------------------------------  ---------   --------------
    Richard S. Banick(5).....................................     16,000
    Eliahu Ben Shmuel(6).....................................  1,430,750         5.5%
    Rosemary B. Trudeau(7)...................................     18,334
    John W. Burden...........................................      5,000
    Sidney J. Feltenstein....................................          0
    Marbella Resources, Ltd(8)...............................  1,635,588         6.3%
      Tropical Isle Building
      Wickhams Cay, Road Town
      Tortola, British Virgin Islands
    SunTrust Banks, Inc.(9)..................................  2,918,965        11.3%
      25 Park Place, Northeast
      Atlanta, Georgia 30303
    All executive officers and directors as a
      group (13 persons) (10)................................  3,569,423        13.8%


- ---------------

 (1) Unless otherwise noted, each person has sole voting and investment power over the shares listed opposite his or her name and percentages less than one percent are omitted.
 (2) Unless otherwise noted, address of beneficial owners of more than five percent of the common stock: c/o Jan Bell Marketing, Inc., 13801 Northwest 14th Street, Sunrise, Florida 33323.
 (3) Does not include shares of common stock registered in the name of Marbella Resources Limited, wholly owned by the Amid Trust, of which Mr. Arguetty is a beneficiary, but with respect to which he has no voting or dispositive power. See footnote (8) below.
 (4) Includes currently exercisable options to purchase 30,000 shares.
 (5) Includes currently exercisable options to purchase 15,000 shares.
 (6) Includes currently exercisable options to purchase 10,000 shares and 146,800 shares held in the Ben Shmuel 1992 Charitable Unitrust.
 (7) Includes currently exercisable options to purchase 18,334 shares.
 (8) Marbella Resources Limited reports that as of May 31, 1994 it owned 1,635,588 shares.
 (9) SunTrust Banks, Inc. filed a Schedule 13F, dated March 31, 1994, in various fiduciary and agency capacities reporting 2,918,965 shares beneficially owned.

(10) Includes 170,001 shares issuable upon the exercise of currently exercisable stock options for all executive officers and directors. Also includes the shares owned by Mrs. Lipton.


REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is used by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     If a proxy in the form distributed by the Company is properly executed and returned to the Company, the shares represented by that proxy will be voted at the Annual Meeting. Where a stockholder specifies a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all nominees and for the appointment of the independent accountants.

     Each share has one vote on each matter properly submitted for a vote at the meeting. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum. The nominees receiving the most support for the number of positions to be filled are elected directors. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS


     Proposals of security holders of the Company which are intended to be presented by such shareholders at the Company's 1995 Annual Meeting must be received by the Company no later than January 9, 1995 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Additionally, if a stockholder wishes to present to the Company an item for consideration as an agenda item for a meeting, he or she must give timely notice to the Secretary and give a brief description of the business desired to be discussed. To be timely for the 1994 Annual Meeting, such notice must be delivered to or mailed to and received by the Company no later than 5:00 p.m. local time on July 25, 1994.


                             ELECTION OF DIRECTORS
NOMINEES


     The Board of Directors currently consists of eleven members and is classified into three classes with each class holding office for a three year period. The terms of continuing directors Messrs. Arguetty, Edelstein, Groussman, Hayes and Pennacchio expire in 1994; the terms of Ms. Trudeau and Mr. Ben Shmuel expire in 1995; and the terms of Messrs. Lipton and Banick expire in 1996. Under the Bylaws, the number of directors may be increased to thirteen. The Certificate of Incorporation restricts the removal of directors under certain circumstances.



     Five present directors (Messrs. Arguetty, Edelstein, Groussman, Hayes and Pennacchio) are to be re-elected at the meeting as well as the election of two new directors (Messrs. Burden and Feltenstein). In order to evenly distribute the directors into the three classes, the directors will be elected to terms expiring as follows: Messrs. Arguetty, Hayes, Pennacchio and Edelstein will continue until the third annual meeting of shareholders after election or until his successor has been elected and qualified; Messrs. Burden and Groussman will continue until the second annual meeting of shareholders after election or until his successor has been elected and qualified; and Mr. Feltenstein will continue until the first annual meeting of shareholders after election or until his successor has been elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the foregoing persons as the Company's nominees. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.


     Any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such shareholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid to Corporate Secretary, Jan Bell Marketing, Inc., 13801 Northwest 14th Street, Sunrise, Florida 33323, not later than: (i) with respect to the election to be held at an annual meeting of shareholders, 30 days in advance of such meeting, and, (ii) with respect to any election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such notice must set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that such shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder, (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if such nominee had been nominated or intended to be nominated by the Board of Directors, and (e) the consent of each nominee to serve as a director if elected. The chairman of a shareholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

INFORMATION REGARDING DIRECTORS

     The names of the continuing directors and director nominees and certain information about them are set forth below.


                                                                                       DIRECTOR
            NAME              AGE                 PRINCIPAL OCCUPATION                  SINCE
- ----------------------------  ---   -------------------------------------------------  --------
Isaac Arguetty                48    Co-Chairman of the Board and Director of Delheim     1994
                                      and Worchester PLC
Alan H. Lipton                43    Co-Chairman of the Board and                         1983
                                      Senior Advisor to the Board
Joseph Pennacchio             47    Director, Chief Executive Officer and                1994
                                      Chief Merchandising Officer
Peter J. Hayes                51    Director, President and Chief Operating Officer      1994
Eliahu Ben Shmuel             51    Director and Senior Advisor to the Board             1993
Rosemary B. Trudeau           46    Director and Senior Vice President of Investor       1987
                                      Relations
Chaim Edelstein               51    Director and Retail Consultant                       1994
Dean Groussman                55    Director and Chief Executive Officer and             1994
                                      President of Groussman and Associates
Richard S. Banick             62    Director and Partner of Fowler, White, Barnett,      1991
                                      Hurley, Banick & Strickroot, P.A.
John W. Burden                57    Partner in Retail Options, Inc.
Sidney J. Feltenstein         53    President of Sidney J. Feltenstein Associates

ISAAC ARGUETTY


     Mr. Arguetty was a co-founder, the Executive Vice President and a Director of the Company and its predecessors from 1983 until December 1990, Chairman of the Board of Directors from July 1987 to January 1990, and Co-Chairman of the Board of Directors from January 1990 until December 1990. From 1991 through the present, Mr. Arguetty has been a Director with Delheim and Worchester PLC, a U.K. based international finance company. In May 1994, he rejoined the Company as Co-Chairman of the Board.


ALAN H. LIPTON


     Mr. Lipton has been a Director of the Company and its predecessors since 1983, the President from 1983 to January 1990 and from August 1991 to April 1994, and the Chief Executive Officer from July 1987 until May 1994, Co-Chairman of the Board and Co-Chief Executive Officer from May 1994 through July 1994, and Co-Chairman and Senior Advisor to the Board since July 1994.


JOSEPH PENNACCHIO


     Prior to joining the Company in May 1994, Mr. Pennacchio was most recently President of Jordan Marsh Department Stores. He started with Federated Department Stores in January 1988 as Senior Vice President of Merchandising for the Abraham & Straus Division in Brooklyn, New York. He was subsequently promoted to Group Senior Vice President of Merchandising responsible for Home, Men's, Kids, Intimate Apparel and Cosmetics in February 1990. He assumed his position as President of Jordan Marsh in March 1992. Prior to joining Federated, Mr. Pennacchio spent eight years with Macy's of New York in various merchandising positions, the last one being that of Merchandise Vice President.


PETER J. HAYES


     Mr. Hayes was appointed Director, President and Chief Operating Officer in April 1994. Prior to joining Jan Bell, Mr. Hayes served as President and Chief Operating Officer of Family Dollar Stores since February 1991. From 1988 through January 1991, Mr. Hayes was the President and Chief Operating Officer of Child World, a company which filed for bankruptcy in May 1992. Prior to joining Child World in 1988, Mr. Hayes was Chairman and Chief Executive Officer of Gold Circle, Inc., a chain of retail discount stores. Mr. Hayes has more than twenty years experience at the senior management level in the discount store industry.


ELIAHU BEN SHMUEL


     Since July 1994, Mr. Ben Shmuel has been a Director and Senior Advisor to the Board. Mr. Ben Shmuel has been a Director of the Company since June 1993 and was Executive Vice President of Procurement -- Watches and Accessories from May 1993 through July 1994. Mr. Ben Shmuel had been Director of the Watch Division of Jan Bell since September 1991. From 1990 to September 1991, Mr. Ben Shmuel was President of Big Ben '90, a watch joint venture formed with the Company. Prior to this, Mr. Ben Shmuel was engaged in the marketing and sale of watches with Big Ben Corporation based in Miami.


ROSEMARY B. TRUDEAU

     Ms. Trudeau has been a Director of the Company since June 1987 and has been the Senior Vice President of Investor Relations since November 1992. From March 1990 until November 1992 she was the Senior Vice President of Finance and Chief Financial Officer. From February 1988 to March 1990, she was a Division Vice President, Product Management, of AmeriFirst Bank, Miami, Florida and was a consultant to

AmeriFirst from September 1987 to February 1988. From September 1986 to September 1987, Ms. Trudeau was a professor of business finance and management at Briarcliff College, Miami, Florida. From July 1983 to May 1986, Ms. Trudeau was employed by Southeast Bank as a Vice President and was responsible for corporate services and corporate lending.

CHAIM EDELSTEIN


     Mr. Edelstein commenced employment with Abraham & Straus in 1978, where he was the Chairman and Chief Executive Officer from 1985 through 1994. Prior to 1978, Mr. Edelstein was with Hecht & Co. (a division of May Department Stores).


DEAN GROUSSMAN


     Mr. Groussman was the Chairman, President and Chief Executive Officer with Zale Corporation from September 1992 to August 1993. Mr. Groussman was with Canadian Tire Corporation serving as Chief Executive Officer and President from 1985 to 1992. From 1979 to 1985, Mr. Groussman was the President and Chief Operating Officer of various Zale Corporation divisions. Mr. Groussman was Vice President and General Merchandising Manager for Venture Stores, Inc. from 1969 to 1979 and with Target Stores, Inc. from 1964 to 1969. Mr. Groussman currently serves as a Director of CompUSA, Inc., Sportstown, Inc., and Ackland Limited.


RICHARD S. BANICK

     Mr. Banick has been a director of the Company since December 1991. For the past twenty years, Mr. Banick has been a managing director and Chairman of the Litigation Department of Fowler, White, Hurley, Banick & Strickroot, P.A., a law firm located in Miami, Florida. Mr. Banick is a Director of City National Bank of Florida, which is headquartered in Miami, Florida.

JOHN W. BURDEN


     Mr. Burden is currently a partner in Retail Options, Inc. Prior to such time, Mr. Burden commenced employment with Federated Department Stores in 1971, where he served as Chairman of Federated Department Stores and Allied Department Stores from 1988 through 1990. Mr. Burden is a director of Chaus, Inc. and Carson Pirie Scott, Inc.


SIDNEY J. FELTENSTEIN


     Mr. Feltenstein is currently the President of Sidney J. Feltenstein Associates, a marketing consulting firm. Prior to such time, Mr. Feltenstein was the Executive Vice President and Chief Marketing Officer of Burger King Corporation from 1991 to 1993. Prior to that time, he was employed by Dunkin Donuts, Inc., where he was Senior Vice President and Chief Marketing Officer from 1979 to 1991.


                           COMPENSATION OF DIRECTORS


     Directors who are not employees of the Company receive compensation of $20,000 per year plus reimbursement of reasonable expenses for attending meetings and automatically receive options to purchase at an exercise price equal to the market price on the grant date 10,000 voting common shares on the date of their initial election and each year thereafter on January 1. Such options are exercisable in full six months after the grant date and until two years after a person ceases to be a director. Directors who are employees of the Company do not receive additional compensation for services as a director. Mr. Arguetty has agreed to waive his entitlement to the cash compensation and options payable to directors who are not employees. For information regarding compensation paid to Mr. Arguetty as Co-Chairman, see Compensation of Executive Officers -- Certain Transactions.


                         BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of four meetings and two Consents to Action in Lieu of Meetings during the fiscal year ended December 31, 1993. No Director attended fewer than 75% of the aggregate of all meetings of the Board of Directors or any committees.

     The Board presently has an Audit Committee, a Compensation Committee and does not have a nomination committee.


     The Audit Committee consisted of Mr. Gosule and Mr. Banick and met four times in 1993. The Audit Committee can meet independently with the internal auditing staff, representatives of the Company's independent accountants and with representatives of senior management. The Committee reviews the general scope of the Company's annual audit and other matters relating to internal control systems. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of non-audit services by the Company's auditors as well as reviewing the engagement or discharge of the Company's independent accountants.



     The Compensation Committee consisted of Mr. Banick and Mr. Gosule and met five times in 1993. The Compensation Committee may review and report to the Board the salaries and benefit programs designed for executive officers with a view to insure that the Company is attracting and retaining highly qualified managers through competitive salary and benefit programs and encouraging extraordinary effort through incentive rewards.

                       COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid by the Company to each of the five most highly compensated executive officers of the Company during the year ending December 31, 1993:

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                                                     --------------------
                                                       ANNUAL COMPENSATION                  AWARDS
                                               -----------------------------------   --------------------
                                                                         OTHER       RESTRICTED
                                                                         ANNUAL        STOCK                   ALL OTHER
                                                SALARY     BONUS      COMPENSATION   AWARDS(1)    OPTIONS   COMPENSATION(2)
     NAME AND PRINCIPAL POSITION        YEAR     ($)        ($)           ($)           ($)         (#)           ($)
- --------------------------------------  ----   --------   --------    ------------   ----------   -------   ---------------
Alan H. Lipton                          1993   $121,445   $      0           N/A(3)  $1,742,812   100,000       $14,318
  CEO and President                     1992    459,275    214,570           N/A              0         0             0
                                        1991    430,000    161,732           N/A              0         0           N/A
Lee A. Mills(4)                         1993     78,541          0      $ 88,883(5)   1,742,812   100,000             0
  Chairman of the Board and             1992    294,477    182,285           N/A        270,625    75,000             0
  Senior Advisor to the Board on        1991    372,173    226,150           N/A        450,000    50,000           N/A
  Strategic Planning
Richard W. Bowers                       1993    292,186          0           N/A        697,125    75,000        13,790
  Senior Executive Vice President and   1992    294,477    182,285                      135,000    50,000             0
  General Counsel                       1991    171,827    137,993                      423,500   130,000           N/A
Eli Ben Shmuel                          1993    121,442          0           N/A      1,742,812   100,000             0
  Executive Vice President of
  Procurement -- Watches and
  Accessories
Frank S. Fuino, Jr.                     1993    114,423     45,000           N/A              0    45,000        15,000
  Executive Vice President of Finance
  and Chief Financial Officer

- ---------------


(1) The 97,500 restricted shares granted to Mr. Lipton in 1993 vest in 19,500 increments on July 31, 1994, 1995, 1996, 1997 and 1998. The 97,500
     restricted shares granted to Mr. Mills in 1993 originally were to vest in 32,500 increments on July 31, 1994, 1995 and 1996; the shares vested upon his departure in March 1994. The 97,500 restricted shares granted to Mr. Ben Shmuel in 1993 vest in 19,500 increments on September 29, 1994, 1995, 1996, 1997 and 1998. The 39,000 restricted shares granted to Mr. Bowers in 1993 vest in 13,000 share increments on April 30, 1994, 1995 and 1996. All of the foregoing grants were made on May 14, 1993, at which time the common stock price was $17.875. Dividends (if any) will be paid on restricted stock. The aggregate number of shares of restricted stock and their value at fiscal year-end ($9.375 per share) is as follows: Alan Lipton -- 97,500 shares, $914,062.50; Lee Mills -- 105,195 shares, $986,203; Eli Ben
     Shmuel -- 97,500 shares, $914,062.50; and Richard Bowers -- 66,130 shares, $619,968.75.

(2) The amounts set forth in this column for each individual represent payments of annual premiums by the Company for whole life insurance policies provided to executive officers.
(3) Entries marked "n/a" represent information which is not reportable.
(4) Mr. Mills' employment terminated in March 1994.
(5) Of the total amount, $15,553 represents an allocation of personal use of a Company provided automobile and approximately $73,000 represents payments for temporary housing assistance.

     Prior to July 1994, Mr. Lipton was employed as the Chief Executive Officer until July 31, 1996 with an annual base salary of $451,000 and an annual cash bonus equal to one percent of income before taxes. Mr. Lipton elected voluntarily at his decision not to receive his base salary from April 7, 1993 through December 31, 1993. In July 1994, as a part of the transition of management in connection with the Company changing from being primarily a wholesaler to becoming a retailer, Mr. Lipton's existing contract was mutually terminated. He became a Senior Advisor to the Board until July 1996 to render advice and participate in maintaining and enhancing relationships with customers, assist as requested by management in the continued orderly transition of management, and undertake and participate in special projects as mutually determined from time to time. Mr. Lipton can pursue other business ventures, provided such activities in no manner are in direct competition with the Company. The base pay is $150,000 annually, and he received a grant of 200,000 options to purchase stock at an exercise price equal to the fair market value on the grant date, which options vest over a five year period, subject to acceleration in certain events. The agreement allows Jan Bell to terminate the employment of Mr. Lipton prior to the expiration date for cause without termination benefits or without cause upon the payment of the base salary for the remaining term of the agreement with acceleration of outstanding options and vesting of bonus stock. Mr. Lipton may terminate the agreement upon 90 days prior written notice. Mr. Lipton may also terminate the agreement on the same terms as a termination by the Company without cause if the Company materially breaches the agreement.


     Prior to March 1994, Mr. Mills was employed as the Chairman of the Board of Directors and Senior Advisor to the Board on Strategic Planning until July 31, 1996. Mr. Mills received a base annual salary of $292,300 and an annual bonus equal to one half of one percent of income before taxes. The agreement allowed Jan Bell to terminate the employment of Mr. Mills prior to the expiration date for cause without termination benefits or without cause upon the payment of the base salary and annual bonus for the remaining term of the agreement with acceleration of outstanding options and vesting of bonus stock. Mr. Mills elected voluntarily at his decision not to receive his base salary from April 7, 1993 through December 31, 1993. Mr. Mills and the Company agreed to his termination of employment and resignation as a director in March 1994, at which time Mr. Mills received approximately $681,966 in cash, a car and the acceleration of outstanding options and vesting of previously issued restricted stock.


     Prior to July 1994, Mr. Ben Shmuel was employed as the Executive Vice President of Procurement, Watches and Accessories until September 30, 1996 with an annual base salary of $451,000 and an annual cash bonus equal to one percent of income before taxes. Mr. Ben Shmuel elected voluntarily at his decision not to receive his base salary from April 7, 1993 through December 31, 1993. In July 1994, as a part of the transition of management in connection with the Company changing from being primarily a wholesaler to becoming a retailer, Mr. Ben Shmuel's existing contract was mutually terminated. He became a Senior Advisor to the Board until July 1996 to render advice and participate as requested by management in the structuring and operation of the wholesale division of the Company and promote and assist as requested by management the purchasing and sourcing of watches and other accessories domestically and internationally. Mr. Ben Shmuel can pursue other business ventures, provided such activities in no manner are in direct competition with the Company. The base pay is $150,000 annually, and he received a grant of 200,000 options to purchase stock at an exercise price equal to the fair market value on the grant date, which options vest over a five year period, subject to acceleration in certain events. The agreement allows Jan Bell to terminate the employment of Mr. Ben Shmuel prior to the expiration date for cause without termination benefits or without cause upon the payment of the base salary for the remaining term of the agreement with acceleration of outstanding options and vesting of bonus stock. Mr. Ben Shmuel may terminate the agreement upon 90 days written notice. Mr. Ben Shmuel may also terminate the agreement on the same terms as a termination by the Company without cause if the Company materially breaches the agreement.

     Mr. Bowers is employed as the Senior Executive Vice President, General Counsel and may at his request be elected and appointed Vice Chairman of the Board until April 30, 1996. Mr. Bowers receives a base salary of $292,300 (subject to annual adjustment to reflect increases in the consumer price index) and an annual bonus equal to one half of one percent of income before taxes. The agreement allows Jan Bell to terminate his employment for cause without termination benefits or without cause upon payment of the base salary and the most recently paid annual bonus for the remaining term of the agreement plus one year with acceleration of outstanding options and vesting of bonus stock and the deemed satisfaction of all his obligations to the Company. Mr. Bowers may terminate the agreement on the same terms as a termination by Jan Bell without cause following a change in control, Alan Lipton ceasing for any reason to be both a full time Chief Executive Officer and a director of Jan Bell, the takeover, merger or acquisition of Jan Bell or a sale of substantially all of Jan Bell's assets, or the failure to appoint him as Executive Vice President and at his request Vice Chairman of the Board. Due to the management restructure and new directors and officers of Jan Bell in 1994, Mr. Bowers may terminate the agreement at any time prior to its termination as set forth in the preceding sentence.


     Mr. Fuino is employed as Executive Vice President of Finance until May 3, 1996 at a base salary of $175,000 with a discretionary annual bonus not to exceed $70,000. The agreement allows the Company to terminate the employment of Mr. Fuino for cause without termination benefits or without cause upon payment of $175,000 base salary. Mr. Fuino may terminate the agreement on the same terms as a termination by Jan Bell without cause if the Company merges with or is acquired by another entity and his duties and position are substantially reduced or changed in a manner not reasonably acceptable to Mr. Fuino.

     Mr. Hayes joined the Company in April 1994 and is employed as the President and Chief Operating Officer and to be elected as a director until April 24, 1999. Mr. Hayes receives a base annual salary of $500,000 (subject to annual adjustment to reflect increases in the consumer price index) with a discretionary annual bonus of up to $200,000. The agreement allows Jan Bell to terminate his employment for cause without termination benefits or without cause upon payment of the base salary and annual bonus for the remaining term of the agreement with the acceleration of outstanding options. Mr. Hayes may terminate the agreement on the same terms as a termination by Jan Bell without cause following a change of control, the takeover, merger or acquisition of Jan Bell or a sale of substantially all of Jan Bell's assets or the failure to maintain him as President, Chief Operating Officer and a director.


     Mr. Pennacchio joined the Company in May 1994 and is employed as the Chief Executive Officer and Chief Merchandising Officer and to be elected as a director until May, 1999. Mr. Pennacchio receives a base annual salary of $540,000 (subject to annual adjustment to reflect increases in the consumer price index) with a discretionary annual bonus of up to $216,000. The agreement allows Jan Bell to terminate his employment for cause without termination benefits or without cause upon payment of the base salary and annual bonus for the remaining term of the agreement with the acceleration of outstanding options. Mr. Pennacchio may terminate the agreement on the same terms as a termination by Jan Bell without cause following a change of control, the takeover, merger or acquisition of Jan Bell or a sale of substantially all of Jan Bell's assets or the failure to maintain him as Chief Executive Officer, Chief Merchandising Officer and a director.


CERTAIN TRANSACTIONS

     During 1993, the Company purchased approximately $250,000 of sunglasses, $2,165,000 of watches and $470,000 of watch boxes from Liss Premium which is a company owned and operated by Lior Ben Shmuel, who is the son of Mr. Ben Shmuel.

     During 1993, the Company paid rent of $97,615 for office and distribution space to Tropical Time, an entity owned by Mr. Ben Shmuel. The Company also purchased approximately $327,000 of watches from Tropical Time during 1993.


     In order to assist Mr. Mills with certain housing relocation expenses in 1993, the Company rented a house for Mr. Mills from an entity in which Mr. Ben Shmuel has an ownership interest for $60,000, which was the fair market rental value of such house.


     As of June 1, 1994, Mr. Bowers owed the Company approximately $65,000, which represents funds advanced on behalf of Mr. Bowers by the Company for certain tax obligations, an overpayment of an estimated bonus previously paid to Mr. Bowers, and certain personal reimbursable purchases of goods and expenses. Mr. Bowers is repaying the debt at 7% interest with monthly payments of $3,250, and the debt is to be repaid in full on or before January 8, 1995.



     Effective as of the time that Mr. Arguetty was appointed the Co-Chairman of the Board in May 1994, the Company entered into an agreement with Mr. Arguetty to pay him $150,000 annually and to reimburse him for his reasonable expenses in performing his duties as Co-Chairman. He was also granted an option to purchase 500,000 common shares at a purchase price of $5.00 per share which was equal to the fair market value of such shares on the grant date. The option shall become exercisable in five equal installments on each of the first five anniversaries of the grant date. If during any period of at least 20 consecutive trading days commencing on or after the first anniversary of the grant date, the average of the closing price of Jan Bell common stock on each such trading day shall equal or exceed the target stock prices as set forth below, then the option shall become exercisable as to such number of shares equal to the total number of shares subject to the option on the grant date, multiplied by the applicable vesting percentage set forth below:



                  TARGET STOCK PRICE                    VESTING PERCENTAGE
          ----------------------------------    ----------------------------------
                        $7.50                                   50%
                        $9.00                                  100%



     The option shall become immediately exercisable upon (i) the occurrence of any accelerating event described in the Plan, and (ii) the cessation of Mr. Arguetty's service as a member of the Board by reason of death, disability or removal initiated by the Board for reasons other than Cause, the Board's failure to nominate Mr. Arguetty for reasons other than Cause, or, if nominated, the failure of Jan Bell's stockholders to elect Mr. Arguetty to the Board. "Cause" means (i) the failure of Mr. Arguetty to render services to Jan Bell in accordance with his obligations, which failure amounts to gross neglect of his duties to Jan Bell for more than fifteen (15) days after having received written notice specifying the nature of the failure, or (ii) the conviction of Mr. Arguetty in a court of law of any crime or offense involving misappropriation or misuse of money or other property of Jan Bell. Upon the cessation of Mr. Arguetty's service as a member of the Board, the option shall be exercisable for a period no shorter than two years (three years if by reason of death or disability) following such cessation; provided, however, that the option shall be exercisable during such period only to the extent it is exercisable as of such cessation, and no further installments shall become exercisable thereafter.



Also, if the trading price of Jan Bell stock closes at or above $9.00 on any day prior to May 15, 1996, then Jan Bell shall grant to Mr. Arguetty on the day following such trading day an option to purchase an additional 200,000 shares at a price equal to such closing price. Such option shall be subject to the same terms as the prior discussed option; however, the target prices shall be $13.50 and $16.20 and the option shall in no event be exercisable prior to May 15, 1995.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides information regarding stock options granted to the named executive officers in 1993. In addition, in accordance with SEC rules there are shown the hypothetical gains or "option spreads" that would exist for the respective options.

                                   INDIVIDUAL GRANTS
- ---------------------------------------------------------------------------------------
                                                PERCENT OF
                                   NUMBER OF      TOTAL
                                   SECURITIES    OPTIONS/                                    POTENTIAL REALIZABLE VALUE AT
                                   UNDERLYING      SARS                                   ASSUMED ANNUAL RATES OF STOCK PRICE
                                    OPTIONS/    GRANTED TO                                           APPRECIATION
                                      SARS      EMPLOYEES     EXERCISE OR                         FOR OPTION TERM(3)
                                   GRANTED(1)   IN FISCAL    BASE PRICE(2)   EXPIRATION   -----------------------------------
              NAME                    (#)          YEAR         ($/SH)          DATE      0%($)      5%($)          10%($)
- ---------------------------------  ----------   ----------   -------------   ----------   -----   ------------   ------------
Alan H. Lipton...................    100,000       10.59%       $ 9.00         9/03/03      0     $    566,005   $  1,434,368
Lee A. Mills.....................    100,000       10.59%       $ 9.00         9/03/03      0          566,005      1,434,368
Eli Ben Shmuel...................    100,000       10.59%       $ 9.00         9/03/93      0          566,005      1,434,368
Richard W. Bowers................     75,000        7.94%       $ 9.00         9/03/03      0          424,504      1,075,776
Frank Fuino......................     20,000        2.12%       $17.625        5/06/03      0          221,685        561,794
Frank Fuino......................     25,000        2.65%       $ 9.00         9/03/03      0          141,501        358,592
All Shareholders(4)..............                                                           0      146,579,354    369,938,370

- ---------------

(1) No SAR's were granted in 1993. Individual option grants become exercisable in installments of 50% per year on each of the first and the second anniversaries of the grant date for Messrs. Lipton, Mills, Ben Shmuel and Bowers. Individual option grants become exercisable in installments of 33 1/3% per year on each of the first through the third anniversaries of the grant date for Mr. Fuino. Options can become immediately exercisable upon the occurrence of certain corporate events, including a change in control of the Company or delivery of written notice of a stockholder's meeting to consider a merger, sale of assets or similar reorganization. All options granted in 1993 have ten year terms.
(2) All grants were made at 100% of fair market value as of the date of grant.
(3) The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.
(4) No gain to the optionees is possible without an increase in stock price appreciation, which will benefit all shareholders commensurately. Represents aggregate increases in incremental gain to all stockholders as a group which would result from the application of the same assumptions to all shares outstanding on December 31, 1993.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

     The following table shows stock option exercises by named executive officers in 1993, including the aggregate value of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 1993. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of $9.375 per share of common stock.

                                                                                       VALUE OF
                                                                      NUMBER OF       UNEXERCISED
                                                                     SECURITIES      IN-THE-MONEY
                                                                     UNDERLYING      OPTIONS/SARS
                                                                     UNEXERCISED          AT
                                                                   OPTIONS/SARS AT      FISCAL
                                           SHARES                  FISCAL YEAR-END     YEAR-END
                                          ACQUIRED                       (#)              ($)
                                             ON         VALUE      ---------------   -------------
                                          EXERCISE   REALIZED(1)    EXERCISABLE/     EXERCISABLE/
                  NAME                      (#)          ($)        UNEXERCISABLE    UNEXERCISABLE
- ----------------------------------------  --------   -----------   ---------------   -------------
Alan H. Lipton..........................        0             0         0/100,000         0/37,500
Lee A. Mills............................        0             0    62,500/137,500         0/37,500
Eli Ben Shmuel..........................        0             0    10,000/120,000    14,950/67,400
Richard W. Bowers.......................        0             0    90,000/100,000         0/28,125
Frank S. Fuino, Jr......................        0             0         0/ 45,000         0/ 9,375

- ---------------

(1) Fair market value of shares at exercise minus the exercise price.

                               PERFORMANCE GRAPH

     The graph below compares the five year cumulative total return for Jan Bell stock with the cumulative total return of the Amex Market Value Stock Index and the S&P Retail Specialty Index. The graph assumes $100 invested on December 31, 1988 in Jan Bell stock and $100 invested at that time in each of the indexes. The comparison assumes that dividends are reinvested.

                                       JAN BELL
      Measurement Period               MARKETING      S&P RETAIL
    (Fiscal Year Covered)                INC.         SPECIALTY        JAN BELL
1988                                   $100.00         $100.00         $100.00
1989                                   $188.29         $125.94         $127.52
1990                                   $ 52.46         $124.33         $108.14
1991                                   $104.92         $188.96         $133.19
1992                                   $151.76         $252.89         $135.02
1993                                   $ 70.26         $251.78         $160.41

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


     Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer ("CEO") and the four other most highly compensated executive officers during 1993. The disclosure requirements for these five individuals (the "named executive officers") includes the use of tables and a report explaining the rationale and considerations regarding the executive compensation decisions affecting those individuals. In fulfillment of these requirements, the Compensation Committee consisting of Mr. Banick and Mr. Gosule (the nonemployee directors during 1993) has prepared the following report. Additionally, the Compensation Committee obtains from time to time advice and data concerning executive compensation from an independent compensation consulting firm. In 1993, advice was obtained regarding stock option grants, restricted stock awards and cash compensation for newly hired executives.

  Compensation Philosophy

     This report reflects the Company's compensation philosophy as endorsed by the Board of Directors and the Committee and resulting actions taken by the Company. With regard to compensation actions affecting Mr. Lipton, the Committee will act as the approving body.

     The executive compensation program of the Company has been designed to:

     - Support a pay for performance policy that provides compensation amounts based both on overall corporate results and individual performance;

     - Motivate key senior officers to achieve strategic business initiatives and reward them for their achievement;

     - Provide total compensation opportunities which allow the Company to compete for and retain talented results oriented executives who will contribute to the Company's short-term and long-term success; and

     - Align the interests of executives with the long-term interests of stockholders through award opportunities based on stock performance.

     At present, the executive compensation program is comprised of base salary, annual bonus cash incentive opportunities based on set objective criteria as well as subjective analysis, and long-term incentive opportunities in the form of grants of stock options and restricted stock.

     As an executive's level of responsibility increases, a greater portion of his or her potential total compensation opportunity is generally based on performance incentives and less on base salary, causing greater variability in the individual's absolute compensation level from year-to-year. Incentive compensation (all pay other than salary) comprises in excess of 50% of the compensation opportunity and is tied to the Company's short term earnings and long term stock performance.

     In reviewing or administering the individual elements of the executive compensation program, the Company and the Committee strive to balance short and long-term incentive objectives and utilize prudent judgment in reviewing performance criteria and incentive payments. The following is a discussion of each of the elements of the executive compensation program along with a description of the decisions and actions taken with regard to 1993 compensation. While the Company has not yet established a policy with respect to qualifying compensation paid to executive officers for deductibility under new Internal Revenue Code provisions relating to over $1 million compensation packages, the Company is currently reviewing the regulations.

  Annual Compensation Program

     Annual total cash compensation for senior management consists of base salary, variable performance bonuses set by a formula and discretionary bonuses. Accordingly, total annual cash compensation varies each year based on achievement of Company performance and profitability.

     Base salaries for the named executive officers are set forth in employment agreements and were not changed in 1993 except for certain automatic minor adjustments tied to increases in the consumer price index. The base salary for Mr. Fuino, who joined Jan Bell in May, 1993, was analyzed prior to his hire. Survey data was utilized, in consultation with the Company's executive compensation consultant, to set Mr. Fuino's base salary at a median level of similarly sized companies in similar business environments. Such companies do not consist of those comprising the S&P Retail Specialty Stores Index, which has been used for the Stock Performance Graph on page 14. The companies used were selected because of the similarity of their businesses to that of the Company and/or to provide local market comparisons. Messrs. Lipton, Mills and Ben Shmuel elected voluntarily at their decision not to receive base cash compensation from April 7, 1993 through December 31, 1993.



     Payment of an annual variable cash bonus to Mr. Lipton (the CEO in 1993) and Mr. Ben Shmuel was set pursuant to employment agreements at one percent of the Company's net income before taxes. Similarly, Messrs. Mills and Bowers each were entitled to receive an annual cash bonus equal to one half of one percent of the Company's net income before taxes. Pursuant to the formulas, no such cash bonuses were paid in 1993. Mr. Fuino was eligible pursuant to his employment agreement for a cash bonus up to forty percent of his base salary, and he received a $45,000 bonus based upon a subjective evaluation of his job performance.


     Additionally, other discretionary bonuses may be awarded from time to time to reward individual performance. No such awards were made in 1993.

  Long-Term Incentives -- 1993 Stock Option and Restricted Stock Awards

     The Company's Stock Option and Stock Bonus Plans are designed to align a significant portion of the named executive's compensation with shareholder interests. In determining the number of options or shares to be awarded, the amount and terms of options and restricted shares previously granted is not considered. The plans permit the granting of several different types of stock-based awards. To date, two types of awards have been granted to executive officers and other key employees:

          Stock Option -- a right to purchase shares of common stock generally over a ten-year period at the fair market value per share as of the date the option is granted and vesting in increments over a two or three year period, so the options provide value to the recipient only when the stock price increases above the option grant price and the option has become exercisable; and

          Restricted Stock -- shares of common stock which the recipient cannot sell or otherwise dispose of until the applicable restriction period lapses and which are forfeited at the Company's election if the recipient terminates employment for any reason other than retirement, disability or death prior to the lapsing of the restriction period.


     The Committee has typically granted stock options each year pursuant to shareholder approved plans, and the Committee granted in 1993 the stock options reflected in the table on page 12. The allocation for a particular individual is determined in relation to his total cash compensation, management level and potential stock price appreciation. Based on management level, each executive is assigned a targeted range for stock option grant, which ranges for the named executive officers varied from 31,612 to 130,422 options. The individual range is determined in relation to total cash compensation, which takes into consideration the potential value of the stock. Individual assessment of performance determines the number of options granted in relation to the preset range. The CEO's stock option grant was determined pursuant to this procedure, and in 1993 the targeted range for the CEO was 97,816 to 130,422 options with the awarded grant equalling 100,000 options.

     The restricted stock granted in 1993 to the CEO and the other named executives reflected the successful negotiation by them of an exclusive leased department concession for extended categories of products over a seven year period with the Company's major customer. The shares vest over a three to five year period in equal increments, so the economic benefit to each person is tied to the future performance of the Company and the contract. The size of each award was based upon a subjective evaluation, and not subject to specific criteria, of each person's contribution and role in the process of attaining the contract.

            SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S
               BOARD OF DIRECTORS: RICHARD BANICK AND ALAN GOSULE

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Banick and Mr. Gosule are non-employee directors who comprise the Compensation Committee. Mr. Banick and Mr. Gosule are each partners of law firms which performed in 1993 and currently perform certain legal services for the Company. Payments for such services are no more favorable than those made to other law firms used by the Company for comparable services and such payments are materially less than five percent of the annual revenues of each respective firm.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed Deloitte & Touche, independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending January 29, 1995 and recommends that shareholders vote for ratification of such appointment.

     In the event of a negative vote on such ratification of appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a new independent accounting firm at any time during the year, if the Board believes that such a change would be in the best interests of the Company and its shareholders.

     Deloitte & Touche has audited the Company's financial statements annually since 1983. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will each have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                             AVAILABLE INFORMATION

     The Company files annual reports on Form 10-K with the Securities and Exchange Commission. A copy of such annual report for the fiscal year ended December 31, 1993 (except for certain exhibits thereto) may be obtained, free of charge, upon written request by any shareholder to Jan Bell Marketing, Inc., 13801 Northwest 14th Street, Sunrise, Florida 33323, Attention: Corporate Secretary. Copies of all exhibits to the annual report are available upon similar request, subject to payment of a $0.15 per page charge to reimburse the Company for its expenses in supplying any exhibit.

                                          THE BOARD OF DIRECTORS


Dated: July 18, 1994

PROXY
                            JAN BELL MARKETING, INC.
                             13801 N.W. 14TH STREET
                             SUNRISE, FLORIDA 33323

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Rosemary Trudeau and Alan Lipton as Proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Jan
Bell Marketing, Inc. held of record by the undersigned on July 5, 1994, at the Annual Meeting of Shareholders to be held on or about
August 12, 1994 or any adjournment thereof.

1. ELECTION OF DIRECTORS
  / / FOR the nominees listed below (except as marked           / / WITHHOLD AUTHORITY
      to the contrary below)                                       to vote for the nominees listed below



(INSTRUCTION: To withhold authority to vote for an individual nominee, strike a line through the nominee's name below.)
                  Isaac Arguetty           Chaim Edelstein         Joseph Pennacchio
                    Peter Hayes            John W. Burden        Sidney J. Feltenstein
                  Dean Groussman


2. PROPOSAL TO APPROVE AND RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE
                         / / FOR         / / AGAINST           / / ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND FOR PROPOSAL 2.

                                                           Please sign exactly as name appears below. When shares are held by more than one owner, all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.


                                                           DATED:                                                            , 1994
                                                                  ----------------------------------------------------------
                                                                                  (Be sure to date this Proxy)

                                                           ------------------------------------------------------------------------
                                                           Signature

                                                           -------------------------------------------------------------------------
                                                           Signature